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                                                                      EXHIBIT 3B

                                     BYLAWS

                                       OF

                                 CNB CORPORATION


                       (As Amended Through March 25, 2004)

                                    ARTICLE 1

                                     OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Cheboygan, County of Cheboygan, State of Michigan.

SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of

Michigan as the board of directors may from time to time determine of the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting shall be held on the third Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date as shall be determined from time to time by the board of directors. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act (herein called the "Act"), written notice of the time, place, and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it is not necessary to give notice of the a adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board of director fixes a new record date for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

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SECTION 4. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

         (a) Be arrange alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

         (b)      Be produced at the time and place of the meeting.

         (c) Be subject to inspection by any shareholder during the whole time of the meeting.

         (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

SECTION 5. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of shareholders may be called at any time by the chief executive officer of the corporation (See
Article V, Section 4) or by a majority of the members of the board of directors then in office, or by ten (10) shareholders owning, in the aggregate, not less than twenty percent (20%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposes special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of this corporation shall prepare, sign, and mail the notices requisite to such meeting.

SECTION 6. QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the Articles of Incorporation, in a bylaw adopted by the shareholders or in the Act, shares entitled to cast a majority of the votes at the meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

SECTION 7. VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or the Act. Directors shall be elected by a plurality of votes cast at an election.

SECTION 8. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or the dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right,

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or for the purpose of any other action, the board may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this Section for the adjourned meeting.

SECTION 9. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him/her by proxy. A proxy shall be signed by the shareholder or his/her authorized agent or representative. A proxy must state its duration, but in any case, a proxy is not valid after the expiration of three (3) years from its date.

SECTION 10. INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                                   ARTICLE III
                                    DIRECTORS

SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than seventeen (17). The first board shall consist of one (1) director. Thereafter, the number of directors

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which shall constitute the board of directors for each ensuing year shall be determined at the annual meeting by vote of the shareholders prior to such election; provided, however, that if a motion is not made and carried to increase or decrease the number of directors, the board shall consist of the same number of directors as were elected for the preceding year. The first board of directors shall hold office until the first annual meeting of shareholders. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the succeeding annual meeting. A director shall hold office for the term for which he/she is elected and until his/her successor is elected and qualified, or until his/her resignation or removal. Directors must be shareholders.

SECTION 2. NOMINATION OF DIRECTORS. Nominations of persons for election to the board of directors may be made by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors, or by any shareholder entitled to vote at a meeting at which one or more directors will be elected who submits timely written notice of any nomination to the secretary of the corporation.

To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal business office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the scheduled date of the annual meeting of shareholders, regardless of any postponements, deferrals or adjournments of that meeting to a later date. To be timely in the case of a special meeting of the shareholders or in the event that the date of the applicable annual meeting is changed by more than thirty (30) days from its scheduled date, a shareholder's notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the meeting date was mailed or the day public disclosure of the meeting was made.

To be in proper written form, a shareholder's notice must set forth or include
(a) the name and address, as they appear on the records of the corporation, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made: (b) a representation that the shareholder giving the notice is a holder of record entitled to vote as such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;(C)the class and number of shares of the capital stock of the corporation beneficially owned and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) any material interest or relationship that the shareholder is giving the notice and/or the beneficial owner, if any, on whose behalf the nomination is made may have with each proposed nominee; (e) the name, address, age, principal occupation or employment, and such other information for each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (f) a signed consent of each proposed nominee to serve as a director of the corporation if so elected.

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No person shall be eligible for election as a director unless such person has been nominated in accordance with the procedures prescribed herein. If the facts warrant, the person presiding at the meeting will determine and declare to the meeting that a nomination does not satisfy the foregoing requirements and the defective nomination shall be disregarded. Nothing in this Section shall be construed to affect the requirement for proxy statements of the corporation under Regulation 14A of the Securities Exchange Act of 1934, as amended.

SECTION 3. VACANCIES. A position occurring in the board resulting from a vacancy or an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board for a term of office continuing only until the next election of directors by the shareholders. If because of death, resignation or other cause, the corporation has no directors in office, an officer, a shareholder or, on behalf of a shareholder, an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the Articles of Incorporation or these Bylaws.

SECTION 4. REMOVAL. A director or the entire board may be removed at any time, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

SECTION 5. RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

SECTION 6. POWERS. The business and affairs of the corporation shall be managed by its board of directors except as otherwise provided in the Act or in the Articles of Incorporation.

SECTION 7. LOCATION OF MEETINGS. Regular or special meetings of the board of directors may be held either within or without the State of Michigan.

SECTION 8. ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

SECTION 9. REGULAR MEETING OF THE BOARD. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 10. SPECIAL MEETING OF THE BOARD. Special meetings of the board of directors may be called by the chief executive

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officer, the chairperson of the board, or by twenty-five percent (25%) of the persons then comprising the board of directors, at any time by means of written notice of the time and place thereof to each director, given not less than twenty-four (24) hours before the time such special meeting is to be held.

SECTION 11. COMMITTEES OF DIRECTORS. The board of directors may designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors in the management of the business and affairs of the corporation. However, such a committee does not have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend these Bylaws, fill vacancies in the board of directors, or fix compensation of the directors serving on the board or on a committee; and, unless the resolution of the board of directors creating such a committee or the Articles of Incorporation expressly so provides, such a committee does not have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

SECTION 12. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee unless the vote of a larger number is required by the Act. Amendment of these Bylaws by the board requires the vote of not less than a majority of the members of the board then in office. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 13. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the Articles of Incorporation, these Bylaws, or any provisions of the Act so require.

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SECTION 14. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                   ARTICLE IV
                                     NOTICES

SECTION 1. NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the Articles of Incorporation or of these Bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him/her for that purpose or, if none is designated, at his/her last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided in the Act. Written notice may also be given in person or by telegram, telex, radiogram, cablegram, or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. The business to be transacted at and the purpose of a special meeting of the board of directors must be specified in the notice of the meeting.

SECTION 2. WAIVER OF NOTICE. When, under the Act or the Articles of Incorporation or by these Bylaws, or by the terms of an agreement or instrument, the corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his/her attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need to be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, or of a director at a meeting constitutes a waiver of notice of such meeting, except when the person or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

SECTION 1. SELECTION. The board of directors, at its first meeting and at each meeting following the annual meeting of

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shareholders, shall elect or appoint a president, a secretary and a treasurer.
The board of directors may also elect or appoint a chairperson of the board, one
(1) or more vice presidents and such other officers, employees and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge, or verify an instrument in more than one
(1) capacity.

SECTION 2. COMPENSATION. The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees and agents.

SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office for the term for which he/she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. At the first meeting of each newly-elected board of directors, the board shall designate a chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any meeting of the board of directors. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect.

SECTION 5. CHAIRPERSON OF THE BOARD OF DIRECTORS. If the board of directors elects or appoints a chairperson of the board, he/she shall be elected or appointed by, and from among the membership of, the board of directors. He/she shall preside at all meetings of the shareholders, of the board of directors and of any executive committee. He/she shall perform such other duties and functions as shall be assigned to him/her from time to time by the board of directors. He/she shall be, ex officio, a member of all standing committees other than the audit committee. Except where by law the signature of the president of the corporation is required, the chairperson of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors.

SECTION 6. PRESIDENT. The president shall be elected or appointed by, and from among the membership of, the board of

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directors. During the absence or disability of the chairperson of the board, or while that office is vacant, the president shall preside over all meetings of the board of directors, of the shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairperson of the board. He/she shall be, ex officio, a member of all standing committees other than the audit committee. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

SECTION 7. VICE PRESIDENTS. The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly adopted by it, the vice president whom shall have been designated executive or senior vice president shall perform the duties and exercise the powers of the president during the absence or disability of the president. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, the chairperson of the board, or the president.

SECTION 8. SECRETARY. The secretary shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He/she shall safely keep in his/her custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He/she shall give all notice required by the Act, these Bylaws or resolution. He/she shall perform such other duties as may be delegated to him/her by the board of directors, any executive committee, the chairperson of the board, or the president.

SECTION 9. TREASURER. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he/she shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He/she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors whenever requested an account of all his/her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he/she shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his/her office, and for restoration to the corporation in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his/her possession or under his/her control belonging to the corporation. He/she shall perform such other duties as may be delegated to him/her by the board of directors, and any executive committee, the chairperson of the board, or the president.

SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the

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absence or disability of the secretary, shall perform, the duties and exercise powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer shall perform the duties and exercise the powers of the treasurer. Any assistant treasurers, if required by the board of directors, shall keep in force a bond as provided in Article V, Section 9. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, the chairperson of the board, or the president.

SECTION 11. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed, on them by these Bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

                                   ARTICLE VI
                               STOCK AND TRANSFERS

SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the corporation shall be represented by certificates signed by the chairperson of the board of directors, president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer at the date of issue.

SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the corporation shall state upon its face:

                  (a) That the corporation is formed under the laws of this state.

                  (b)      The name of the person to whom issued.

                  (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

                  (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

If the corporation is authorized to issue shares of more than one class, a certificate representing shares of the corporation shall set forth on its face of back or state that the corporation will furnish to a shareholder upon request and without charge a full statement

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of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificates, or his/her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar for the registration of transfers of its securities.

SECTION 6. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

                                   ARTICLE VII
                               GENERAL PROVISIONS

SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY. By action of the board of directors, the corporation may declare and pay dividends or make other distributions in cash, bonds or property, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the Articles of Incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

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SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairperson of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations, other than banking corporations, in which the corporation may hold securities, and at such meetings as he/she or his/her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board by resolution from time to time may confer like power upon any other person or persons.

SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairperson of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

SECTION 6. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any. The books, records and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any such books, records or minutes may be in written form or in any other form capable of being converted into written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year.

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SECTION 8. SEAL. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

                                  ARTICLE VIII
                                   AMENDMENTS

SECTION 1. The shareholders or the board of directors may amend or repeal these Bylaws or adopt new bylaws unless power to do so is reserved exclusively to the shareholders by the Articles of Incorporation. Such action may be taken at any meeting of shareholders or the board of directors; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the board.

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